Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

US/CANADA TRANSITION AGREEMENT

This US/CANADA TRANSITION AGREEMENT (“Agreement”), executed as of July 1, 2010 (the “Execution Date”), is entered into by and between, on one hand, Warner-Elektra-Atlantic Corporation, a New York corporation with its principal place of business at 75 Rockefeller Plaza, New York, NY 10019 (“WEA”), and on the other hand, Cinram International Inc., a Canadian corporation with its principal place of business at 2255 Markham Road, Scarborough, Ontario M1B 2W3, Canada (“Cinram International Inc.”), Cinram Manufacturing LLC, a Delaware limited liability company with its principal place of business at 1400 East Lackawanna Avenue, Olyphant, PA 18448 (“Cinram Manufacturing LLC”), and Cinram Distribution LLC, a Delaware limited liability company with its principal place of business at 948 Meridian Lake Drive, Aurora, IL 60504 (“Cinram Distribution LLC”) (Cinram International Inc., Cinram Manufacturing LLC, and Cinram Distribution LLC, individually and collectively, “Cinram”). Each capitalized term used in this Agreement but not defined herein has the meaning ascribed to such term in that certain US/Canada Manufacturing and PP&S Agreement entered into on July 1, 2010 between and among the parties to this Agreement (the “US/Canada Manufacturing and PP&S Agreement”), including, without limitation, Exhibit A (M&P Terms) and Exhibit B (PP&S Terms) thereto. Notwithstanding anything herein to the contrary, this Agreement shall have no force or effect (and, other than this introductory paragraph, shall not bind the parties hereto) until the date on which the US/Canada Manufacturing and PP&S Agreement expires or is terminated for any reason (such date of expiration or termination, the “Transition Date”), on which date this Agreement shall automatically, and without the requirement of any notice or action of any kind, become effective and bind the parties hereto.

WHEREAS, Cinram acknowledges that any interruption in WEA’s receipt of services under the US/Canada Manufacturing and PP&S Agreement following expiration or termination of such agreement would significantly disrupt the business activities of WEA, its Affiliates, and their respective customers; and

WHEREAS, Cinram wishes to enable WEA to continue to receive the full benefit of such services following any such expiration or termination, for a period of time sufficient to ensure continuity of such services and to enable WEA to transition the performance of such services to alternate service providers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, WEA and Cinram hereby agree as follows:

1. Transition.

(a) Performance of Manufacturing and Distribution Services. Throughout the Transition Services Period, Cinram shall provide, at WEA’s request, those Manufacturing and Distribution Services requested by WEA. Such Manufacturing and Distribution Services: (i) shall be provided on a non-exclusive basis (for purposes of clarity, WEA shall be permitted to use third-party vendors to provide the Manufacturing and Distribution Services for any or all of the total volume of Products); (ii) shall be provided (A) for the first ** (or portion thereof) of the Transition Services Period, at the same fees applicable under the US/Canada Manufacturing and PP&S Agreement as of the Transition Date (provided that Section 12(f) of Exhibit A (M&P Terms) to the US/Canada Manufacturing and PP&S Agreement shall not apply to fees incurred by WEA during such ** (or shorter) period, except to the extent that any fees payable under the US/Canada Manufacturing and PP&S Agreement had been or should have been adjusted pursuant to such Section 12(f) prior to the Transition Date), and (B) thereafter, at fees mutually agreed upon by the parties; and (iii) shall be provided subject to the Service Level Requirements set forth in the US/Canada Manufacturing and PP&S Agreement as of the Transition Date. Either prior to or as soon as practicable after the Transition Date, Cinram and WEA shall establish a mutually agreeable prospective monthly limit on the volume of units with respect to which WEA may require Cinram to provide Manufacturing and Distribution Services under this Agreement taking into account WEA’s forecasts for using Cinram for such services during the Transition Services Period; provided that in no event shall such volume limit be less than ** of the monthly average volume of units for which Cinram provided M&P Services to WEA and its Affiliates during the ** period immediately preceding the Transition Date. Cinram will perform the Manufacturing and Distribution Services with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness, and resource efficiency at which, and pursuant to the same WEA policies, rules and procedures pursuant to which, it was required to provide the same or similar services under the US/Canada Manufacturing and PP&S Agreement. Amounts payable pursuant to this Section 1(a) shall be invoiced and payable in accordance with the terms and conditions of the US/Canada Manufacturing and PP&S Agreement applicable to the services provided.

(b) Transition Services. Throughout the Transition Services Period, Cinram shall cooperate with and take all commercially reasonable actions to assist WEA and its designees in WEA’s and its Affiliates’ transition to one or more new distributor(s) and/or manufacturer(s), which shall include without limitation: (i) assistance from experienced Cinram personnel with specific knowledge of WEA and the Manufacturing and Distribution Services; and (ii) the provision to WEA and its designees with any information and documentation reasonably requested by WEA to enable the Manufacturing and Distribution Services to be transitioned smoothly to WEA’s designees (the foregoing services, collectively, the “Transition Services”). Those reasonable, documented out-of-pocket third-party expenses actually incurred by Cinram directly for Transition Services that are provided: (A) during the initial ** of the Transition Services Period, shall be borne solely by Cinram; (B) between the end of such ** period and the date that is ** after the Transition Date, shall be charged to WEA at Cinram’s actual cost therefor; and (C) following such ** period, shall be charged to WEA at Cinram’s actual cost therefor plus ** of such cost; provided that with respect to each of foregoing subsections (A), (B) and (C), (I) in no event shall WEA be required to make any such payment prior to Cinram’s payment of its own corresponding invoices to such third parties, and (II) any such expenses incurred by Cinram that are identified in Schedule C to Exhibit A (M&P Terms) or Schedule D to Exhibit B (PP&S Terms) to the US/Canada Manufacturing and PP&S Agreement shall instead be charged to WEA at the rates and subject to the terms and conditions set forth in such Schedule to such Exhibit. Amounts payable pursuant to this Section 1(b) shall be invoiced and payable in accordance with the terms and conditions of the US/Canada Manufacturing and PP&S Agreement.

(c) Transfer of WEA Assets. Upon WEA’s request, to the extent not previously transferred to WEA, Cinram shall transfer all property of WEA (including without limitation physical finished goods, Inventory, Source Materials, BOMs, DDPs, Products and Components) to up to two (2) locations designated by WEA, in a secure fashion in accordance with industry custom. If WEA requests any additional preparation, packaging or stickering (other than shipping such items in a secure fashion in accordance with industry custom and the performance of the other services required hereunder), pricing for such additional services shall be subject to the mutual agreement of WEA and Cinram. Cinram shall provide no fewer than **, per shipping facility, in order to implement such transfer requests by WEA and shall begin such transfers no later than ** after the applicable transfer request from WEA. At WEA’s option, WEA and/or its designated agent(s) shall be permitted at any time during normal business hours to enter any facilities in which any property of WEA is stored (including without limitation physical finished goods, Inventory, BOMs, DDPs, Products and Components), in order to retrieve or otherwise access any such WEA property. In lieu of the rates, if any, applicable to such transfers as set forth in Schedule C to Exhibit A (M&P Terms) and Schedule D to Exhibit B (PP&S Terms) to the US/Canada Manufacturing and PP&S Agreement: (i) if WEA terminated the US/Canada Manufacturing and PP&S Agreement due to Cinram’s breach thereof or the occurrence of a Termination Event, then Cinram shall charge WEA for such transfers an amount equal to Cinram’s actual, documented, out-of-pocket third-party expenses incurred for such transfers plus ** of such expenses; or (ii) if the Term of the US/Canada Manufacturing and PP&S Agreement expired for any other reason, then Cinram shall charge WEA for such transfers an amount equal to ** of the rates applicable to such transfers as set forth in Schedule C to Exhibit A (M&P Terms) and Schedule D to Exhibit B (PP&S Terms) to the US/Canada Manufacturing and PP&S Agreement; and if the case of either of foregoing subsections (i) and (ii), WEA shall reimburse Cinram for Cinram’s actual costs for any unreturned pallets in respect of such transfers and WEA shall be responsible for all actual, documented, out-of-pocket third-party freight expenses incurred for the transfer of such materials (but in no event shall WEA be required to make any such payment prior to Cinram’s payment of its own corresponding invoices to such third parties).

(d) Transition Plan and Transition Manager. Within fifteen (15) business days after the commencement of the Transition Services Period, Cinram will provide WEA with a complete plan for operational turnover that enables a smooth transition of the Manufacturing and Distribution Services to WEA’s designee(s) (“Transition Plan”). The Transition Plan will be deemed confidential information of WEA. Cinram shall assign, subject to WEA’s prior written approval, a Cinram employee who serves a senior role (e.g., senior manager) in Cinram’s organization to manage and oversee the performance of the Manufacturing and Distribution Services and Transition Services throughout the Transition Services Period (“Transition Manager”). WEA shall have the right to require Cinram to replace the Transition Manager if WEA believes that such individual is unsuitable for the position. The Transition Manager will be WEA’s primary point of contact in connection with performance of the Manufacturing and Distribution Services and Transition Services hereunder. Cinram shall cause any such Transition Manager to be generally available to WEA during regular business hours in relation to all issues relevant to the performance of the Manufacturing and Distribution Services and Transition Services hereunder.

(e) List of Materials. Within ten (10) days after the commencement of the Transition Services Period, Cinram will provide WEA with a list of all Source Materials and units of Components and Products (as applicable) then in Cinram’s or any other member of the Cinram Group’s possession or control.

(f) Facilities. In support of WEA’s receipt of the Manufacturing and Distribution Services and Transition Services, throughout the Transition Services Period, Cinram shall provide WEA and its designees with reasonable access to those facilities of Cinram and Cinram’s subcontractors at which any WEA property is located or at which Transition Services are being or will be provided during the Transition Period.

(g) Retailers. At WEA’s request, Cinram will assist WEA as reasonably necessary in notifying retailers to which Products are being or had been distributed under this Agreement or the US/Canada Manufacturing and PP&S Agreement, to send any Product returns to one or more new distributor(s) designated by WEA.

(h) Insurance. Throughout the Transition Services Period, Cinram shall maintain the same types and amounts of insurance coverage that Cinram was required to maintain under the US/Canada Manufacturing and PP&S Agreement, as set forth on Schedule F to Exhibit A (M&P Terms) and Schedule C to Exhibit B (PP&S Terms) to the US/Canada Manufacturing and PP&S Agreement. Upon Cinram’s request, Cinram and WEA shall discuss in good faith reducing the limits of liability for loss of WEA property held by Cinram during the Transition Period.

2. Performance of Services; Subcontracting. Cinram may not subcontract or delegate this Agreement or its rights or obligations under this Agreement to any other member of the Cinram Group or any third party without WEA’s prior written consent, which WEA may grant or withhold in its sole discretion, and any such subcontracting or delegation shall not relieve Cinram of its obligations hereunder. If WEA grants such consent with respect to a particular member of the Cinram Group or third party, such Cinram Group member or third party shall be deemed to be an “Approved Subcontractor” for purposes of this Agreement. Each entity set forth in Schedule D (Approved Subcontractors) to Exhibit A (M&P Terms) to the US/Canada Manufacturing and PP&S Agreement shall be deemed to be an Approved Subcontractor for purposes of this Agreement, solely with respect to performance of the specific M&P Services identified in such Schedule D (Approved Subcontractors) for such entity. Cinram shall cause each Approved Subcontractor to abide by the terms and conditions of this Agreement applicable to Cinram (regardless of whether such Approved Subcontractor is expressly covered by such terms and conditions). Cinram shall be fully responsible and liable for the acts and omissions of any Cinram subcontractor, including without limitation all Approved Subcontractors. If any Approved Subcontractor takes any action or omits to take any action that would be deemed to be a breach of this Agreement if such action or omission were or were not taken by Cinram, then: (a) Cinram shall immediately notify WEA thereof; (b) upon notice to Cinram from WEA, Cinram shall immediately cease providing any Materials or other WEA property to such subcontractor and permitting such subcontractor to perform Cinram’s obligations hereunder, and such entity shall cease to be an Approved Subcontractor for purposes of this Agreement; and (c) Cinram shall be deemed to be in breach of this Agreement as if such action or omission were or were not taken by Cinram.

3. Warranties, Representations, Covenants and Indemnities.

(a) Cinram warrants, represents and/or covenants, as the case may be, that: (i) Cinram has the right, power and authority to enter into and fully perform this Agreement and to legally bind those entities on behalf of which it is entering into this Agreement; (ii) no agreement of any kind heretofore entered into by Cinram shall interfere in any manner with the complete performance of this Agreement; (iii) subject to WEA’s warranties and representations set forth below, any items prepared by or otherwise furnished by Cinram hereunder in connection with Components or Products (and the manufacture, sale, offer for sale, import, and export, and use thereof) and Cinram’s performance of Manufacturing and Distribution Services and Transition Services hereunder will not violate any law or infringe upon the rights of any party; and (iv) no Inventory, Products, Components or Source Materials are or shall be subject to any security interest, lien, claim, assignment, transfer, pledge, hypothecation or other encumbrance (excluding any security interests held or otherwise placed by WEA in or on such materials).

(b) Cinram agrees to and does hereby indemnify, save and hold WEA and its Affiliates, and each of their respective officers, directors and employees (collectively, for the purposes of this Section 3(b) only, “WEA”) harmless to the maximum extent permitted by law from any and all loss and damage (including court costs and reasonable attorneys’ fees as and when incurred) arising out of, connected with or as a result of: (i) any inaccuracy, inconsistency with, failure of, or breach or threatened breach by Cinram, any other member of the Cinram Group, or any Approved Subcontractor or other subcontractor of any of the foregoing, of any warranty, representation, agreement, undertaking or covenant contained in this Agreement; and/or (ii) any and all damages or injuries of any kind or nature whatsoever (including death resulting therefrom) to any persons, whether employees of Cinram or otherwise, and to any property caused by, resulting from, arising out of or occurring in connection with the execution of the work under this Agreement (including as a result of any product liability claims), whether such damages or injuries are or are alleged to be based upon Cinram’s active or passive negligence or participation in the wrong or upon any breach of any statutory duty or obligation on the part of Cinram (except to the extent such damages or injuries directly result from any act of WEA’s employees located at Cinram’s facilities and are not otherwise covered by the property insurance Cinram is required to maintain hereunder or under the US/Canada Manufacturing and PP&S Agreement, or result from a breach of any warranty, representation, agreement, undertaking or covenant of WEA contained herein). The foregoing indemnity shall be applicable only to such claims as have been reduced to judgment or settled with Cinram’s written approval. WEA shall give Cinram prompt notice of any claim to which the foregoing indemnity applies and Cinram shall assume the defense of any such claim through counsel of Cinram’s choice and at Cinram’s sole expense. WEA shall have the right to participate in such defense through counsel of WEA’s choice and at WEA’s expense.

(c) WEA warrants, represents and/or covenants, as the case may be, that: (i) WEA has the right, power and authority to enter into and fully perform this Agreement and to legally bind those entities on behalf of which it is entering into this Agreement; (ii) no agreement of any kind heretofore entered into by WEA shall interfere in any manner with the complete performance of this Agreement; and (iii) Material embodied in Products and Components as supplied by WEA shall not violate any law or infringe upon the rights of any third party. As used herein, “Material” shall include all musical compositions, names, biographical materials and likenesses, photographic, video or motion picture images, sound recordings, intellectual properties, packaging and artwork.

(d) WEA agrees to and does hereby indemnify, save and hold Cinram and its Affiliates, and each of their respective officers, directors and employees (collectively, for the purposes of this Section 3(d) only, “Cinram”) harmless to the maximum extent permitted by law from any and all loss and damage (including court costs and reasonable attorneys’ fees as and when incurred) arising out of, connected with or as a result of: (i) any inaccuracy, inconsistency with, failure of, or breach or threatened breach by WEA of any warranty, representation, agreement, undertaking or covenant contained in this Agreement; and/or (ii) any and all damages or injuries of any kind or nature whatsoever (including death resulting therefrom) to any persons, whether employees of Cinram or otherwise, and to any property caused by, resulting from, arising out of or occurring in connection with any act of WEA’s employees located at Cinram’s facilities, except to the extent such damages and injuries are covered by the property insurance Cinram is required to maintain hereunder or under the US/Canada Manufacturing and PP&S Agreement; and/or (iii) any products liability claims arising the M&P Services for manufacturing defects directly related to Products not manufactured by Cinram, any Affiliate of Cinram or on behalf of Cinram. The foregoing indemnity shall be applicable only to such claims as have been reduced to judgment or settled with WEA’s written approval. Cinram shall give WEA prompt notice of any claim to which the foregoing indemnity applies and WEA shall assume the defense of any such claim through counsel of WEA’s choice and at WEA’s sole expense. Cinram shall have the right to participate in such defense through counsel of Cinram’s choice and at Cinram’s expense.

4. Term. The term of this Agreement shall commence on the Transition Date and shall expire upon the expiration of the Transition Services Period (the “Term”). The following sections of this Agreement shall survive any expiration or termination of the Term: Sections 2, 3, 5, 6, 7 (in accordance with its terms), and 9; this Section 4; and any provisions of this Agreement that by their nature are intended to survive expiration or termination of the Term. The mere expiration or termination of the Term shall not affect any obligation that is expressly provided herein to survive the expiration or termination of such Term. Within ** months following expiration or ** months following early termination of the Term, WEA shall, in its sole discretion, remove from the Facilities, or order at WEA’s expense the destruction of (and Cinram shall destroy in accordance with WEA’s instructions and promptly provide WEA with an officer’s certificate that confirms such destruction), all units of Source Materials, Components, and Products governed by this Agreement in Cinram’s possession or control.

5. Motion to Assume or Reject. In the event a bankruptcy or insolvency case is commenced by or against Cinram, Cinram shall decide whether to (a) assume or (b) reject, disclaim or resiliate this entire Agreement, and shall either notify WEA of its decision or, to the extent required by law, file a motion to obtain court approval of its decision, in each case within ** days of the entry of the order for relief in such case, which motion and court order approving same shall be in form and substance reasonably satisfactory to WEA. Cinram shall diligently prosecute any such motion.

6. Equitable Relief. The parties acknowledge and agree that: (a) WEA’s rights to exercise and enforce the rights, restrictions, limitations and qualifications imposed in Sections 1, 5, 7 and 9(c) of this Agreement are of a special, unique, extraordinary and intellectual character, giving them a peculiar value the loss of which by WEA (i) cannot be readily estimated, or adequately compensated for, in monetary damages and (ii) would cause WEA substantial and irreparable harm for which it would not have an adequate remedy at law, and (B) WEA accordingly will be entitled to equitable relief against Cinram (including without limitation temporary restraining orders, preliminary and permanent injunctive relief, and specific performance), in addition to all other remedies that WEA may have, to enforce this Agreement and protect its rights hereunder. Except as otherwise provided herein, the rights and remedies of WEA and Cinram provided under this Agreement are cumulative and in addition to any other rights and remedies of the parties at law or equity.

7. Confidentiality.

(a) Each of Cinram and WEA shall, and shall cause its Affiliates, and its and its Affiliates’ directors, officers, employees and agents (each, a “Recipient”) to, maintain in confidence the material terms of this Agreement, except that WEA may disclose this Agreement on a confidential basis in connection with a potential Recorded Music Major Transaction, to a potential assignee permitted hereunder or to WEA Affiliates as may be necessary in the ordinary course of business (provided, that any such disclosure shall be limited to those persons who agree to be bound by the provisions of this Section 7); and Cinram may disclose this Agreement on a confidential basis to its lenders under the Long-Term Debt or to Cinram Affiliates as may be necessary in the ordinary course of business (provided, that any such disclosure shall be limited to those persons who agree to be bound by the provisions of this Section 7). The restriction in the preceding sentence shall not apply to information that: (i) becomes generally available to the public other than as a result of disclosure by such Recipient contrary to this Agreement; (ii) was available to such Recipient on a non-confidential basis prior to its disclosure to such Recipient; (iii) becomes available to such Recipient on a non-confidential basis from a source other than any other Recipient unless such Recipient knows that such source is bound by a confidentiality agreement or is otherwise prohibited from transmitting the information to such Recipient by a contractual obligation; (iv) is independently developed by such Recipient without reference to confidential information received from any other party; (v) is required to be disclosed by applicable law or legal process, provided that any Recipient disclosing pursuant to this clause (v) shall notify the other party at least five (5) days prior to such disclosure so as to allow such other party an opportunity to protect such information through protective order or otherwise; (vi) is required to be disclosed by any listing agreement with, or the rules or regulations of, any security exchange on which securities of such Recipient or any of its Affiliates are listed or traded; or (vii) is required to be disclosed by a party in order to perform its obligations under the Agreement; provided, that any such disclosure shall be limited to those persons who have a need to know such information and who agree to be bound by the provisions of this Section 7. No party hereto shall make a press release or public announcement concerning this Agreement without the prior written consent of the other party hereto.

(b) Cinram shall, and shall cause its Affiliates, and its and its Affiliates’ directors, officers, employees and agents to, maintain in confidence all information that: (i) is in its or their possession by reason of Cinram’s performance of Manufacturing and Distribution Services or Transition Services hereunder; and (ii) relates to the Products (including, without limitation, shipment and return volumes, shipping destinations, pricing information and other terms of sale). WEA shall, and shall cause its Affiliates, and its and its’ Affiliates’ directors, officers, employees and agents to, maintain in confidence all information that: (x) is in its or their possession by reason of Cinram’s performance of Manufacturing and Distribution Services or Transition Services hereunder; and (y) relates to the pricing, methods of manufacture or distribution or other proprietary information of Cinram. The restrictions in the two preceding sentences shall not apply to information that: (A) becomes generally available to the public other than as a result of disclosure by such Recipient contrary to this Agreement; (B) was available to such Recipient on a non-confidential basis prior to its disclosure to such Recipient; (C) becomes available to such Recipient on a non-confidential basis from a source other than any other Recipient unless such Recipient knows that such source is bound by a confidentiality agreement or is otherwise prohibited from transmitting the information to such Recipient by a contractual obligation; (D) is independently developed by such Recipient without reference to confidential information received from any other party; (E) is required to be disclosed by applicable law or legal process, provided that any Recipient disclosing pursuant to this clause (E) shall notify the other party at least five (5) days prior to such disclosure so as to allow such other party an opportunity to protect such information through protective order or otherwise; or (F) is required to be disclosed by any listing agreement with, or the rules or regulations of, any security exchange on which securities of such Recipient or any of its Affiliates are listed or traded. Notwithstanding anything to the contrary above, WEA and its Affiliates shall be permitted to disclose any information on a confidential basis in connection with a potential Recorded Music Major Transaction, to a potential assignee permitted hereunder or to third parties and WEA Affiliates as may be necessary in the ordinary course of business (provided, that any such disclosure shall be limited to those persons who agree to be bound by the provisions of this Section 7).

(c) Promptly following any expiration or termination of the Term, Cinram will, in accordance with WEA’s instructions, return to WEA all materials in any medium that comprise, contain, refer to, or relate to any confidential or proprietary information of WEA (including without limitation the information described in the first sentence of Section 7(b) above) and otherwise destroy all copies thereof that remain in Cinram’s possession or control. Upon request, Cinram will provide WEA with an officer’s certificate that confirms Cinram’s compliance with this Section 7(c).

(d) The obligations of WEA and Cinram under Sections 7(a) and 7(b) above shall survive for three (3) years following the expiration or termination of the Term.

8. Force Majeure.

(a) If because of an “act of God”, inevitable accident, fire, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy or other cause of a similar nature not reasonably within Cinram’s control (a “Force Majeure Event”), Cinram is materially hampered in the performance of its obligations under this Agreement, or its normal business operations are delayed or become impossible or commercially impracticable, then Cinram shall have the option, by giving WEA written notice, to suspend its obligations under this Agreement with respect to any services affected by such Force Majeure Event, effective upon receipt by WEA of such notice, for the duration of any such contingency. Should Cinram suspend its obligations under this Agreement pursuant to this Section 8, such suspension shall not constitute a breach hereunder and Cinram shall not be subject to price rebates under Section 15 of Exhibit A (M&P Terms) or Section 14 of Exhibit B (PP&S Terms) with respect to any occurrences during the pendency of such suspension; provided that Cinram shall reimburse WEA upon demand for any and all incremental out-of-pocket charges that WEA reasonably incurs as a result of transferring its Services under this Section 8(a).

(b) In addition, within twenty-four (24) hours of becoming aware of any circumstance or event which may reasonably be anticipated to cause or constitute a Force Majeure Event, Cinram shall notify WEA of such circumstance or event. For the avoidance of doubt, (i) such notice shall not constitute an assertion by Cinram of its right to suspend its obligations hereunder and (ii) an Insolvency Event shall not, in itself, be deemed to constitute a Force Majeure Event.

9. Miscellaneous.

(a) Waiver. Any party to this Agreement may: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto; or (iii) waive compliance with any of the agreements or conditions of the other party hereto contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of either hereto party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

(b) Assignment. Cinram shall not have the right without WEA’s prior written consent (which consent may be granted or withheld in the sole discretion of WEA) to assign this Agreement or any of the rights granted to Cinram hereunder, in whole or in part; provided that after the Transition Date, Cinram shall be permitted to assign this Agreement to any member of the Cinram Group (provided that Cinram shall notify WEA in advance of such assignment, and that notwithstanding such assignment, Cinram at all times shall remain directly and fully liable to WEA for the performance of the obligations of Cinram hereunder). WEA shall have the right without Cinram’s consent to assign this Agreement, in whole or in part, to any subsidiary, parent company or Affiliate of WEA, or to any third-party acquiring all or substantially all of WEA’s assets or equity; provided, however, that, in each case, notwithstanding such assignment, WEA at all times shall remain directly and fully liable to Cinram for the performance of the obligations of WEA hereunder.

(c) Disposition of Assets. Cinram shall provide at least ** prior written notice to WEA of any actual or anticipated closure or discontinuation of use (whether permanent or temporary and whether partial or complete) of any of Cinram’s facilities or assets used in providing Manufacturing and Distribution Services (including without limitation Cinram’s facilities in Aurora, IL or Olyphant, PA). In the event of any actual or anticipated closure or discontinuation of the use of (whether permanently or temporarily and whether partially or completely) any such facilities or assets, then Cinram shall: (A) pay and be responsible for, and shall reimburse WEA for, all reasonable expenses incurred by or on behalf of WEA arising from any change to one or more new facility(ies); (B) reimburse WEA for increased shipping and related costs and expenses incurred by or on behalf of WEA as a result of such change (and shall provide WEA with any other similar types of reimbursements and other accommodations as were provided to WEA after the closing of Cinram’s Simi Valley facility); and (C) ensure that there is no adverse impact on the services (including without limitation the quality, reliability, timeliness, or cost to WEA of services) and/or Cinram’s satisfaction of any Service Level Requirements.

(d) Further Assurances. Cinram and WEA each agree to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary to more fully effectuate this Agreement.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, each of the parties hereto and their respective permitted assigns.

(f) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(f)):

WEA:

Warner-Elektra-Atlantic Corporation

75 Rockefeller Plaza

New York, New York 10019

Attn: President

Fax: (212) 258-3121

with copies to:

Warner Music Group

75 Rockefeller Plaza

New York, New York 10019

Attention: EVP & General Counsel

Fax: (212) 258-3092

Warner-Elektra-Atlantic Corporation

75 Rockefeller Plaza

New York, New York 10019

Attn: SVP, Business & Legal Affairs

Fax: (212) 275-3341

Cinram:

Cinram International Inc.

2255 Markham Road

Scarborough, Ontario M1B 2W3

Canada

Attn: Steve Brown

Fax: (416) 298-0612

with a copy to:

Office of General Counsel

Cinram

860 Via de la Paz, Suite F4

Pacific Palisades, CA 90272

Attn: Howard Z. Berman, Esq.

Fax: 310 230 9969

(g) Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any federal, state, local or foreign statute, law, ordinance, regulation, code, order, other requirement or rule of law or by public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.

Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(i) No Agency. WEA and Cinram each shall have the status of an independent contractor and nothing herein contained shall contemplate or constitute WEA as Cinram’s agent or employee or Cinram as WEA’s agent or employee. This Agreement does not constitute or acknowledge any partnership or joint venture between WEA and Cinram.

(j) No Third-Party Beneficiaries. Except for the provisions of Sections 3(b) and 3(d) above relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 8(f) HEREOF. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 8(k) SHALL AFFECT THE RIGHT OF EITHER PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE CONSENTS TO JURISDICTION SET FORTH IN THIS SECTION 8(k) SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF NEW YORK AND SHALL HAVE NO EFFECT FOR ANY PURPOSE EXCEPT AS PROVIDED IN THIS SECTION 8(k) AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PARTY OTHER THAN THE PARTIES HERETO.

(l) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY HERETO: (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE

MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(l).

(m) Consents. Except as specifically provided to the contrary herein, if any consent, approval or authority is required from either party hereto, such consent, approval or authority shall not be unreasonably withheld or delayed.

(n) Limitation of Liability. **

(o) Joint and Several Liability. Cinram International Inc., Cinram Manufacturing LLC, and Cinram Distribution LLC are and shall be jointly and severally liable for all representations, warranties and obligations (including without limitation indemnification obligations) of Cinram under this Agreement.

(p) Entire Agreement; Amendment/Modification; Order of Precedence.

(i)	This Agreement, including any Exhibits hereto and any other appendices and attachments hereto or thereto (each of the foregoing hereby incorporated into this Agreement by this reference), contains the entire understanding of the parties hereto relating to the subject matter hereof, and supersedes all prior and contemporaneous oral and written agreements, arrangements, understandings, proposals, and discussions, and any amendments thereto, between the parties to this Agreement relating to the subject matter hereof (for the avoidance of doubt, excluding the US/Canada Manufacturing and PP&S Agreement, the International Manufacturing and PP&S Agreement, and the International Transition Agreement).

(ii)	Except as otherwise expressly provided herein, this Agreement may not be modified or amended except in writing executed by WEA and Cinram. In the event of an otherwise irreconcilable conflict between the terms and conditions set forth in the main body of this Agreement and the terms and conditions set forth in any Exhibit hereto, the terms and conditions set forth in the main body of this Agreement shall control.

10. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “International Transition Agreement” shall mean that certain International Transition Agreement executed on July 1, 2010 between and among WEA International Inc., Cinram International Inc., Cinram GmbH and Cinram Operations UK Limited.

(b) “Manufacturing and Distribution Services” shall mean the services, functions and responsibilities described in the US/Canada Manufacturing and PP&S Agreement, including without limitation the M&P Services and PP&S Services (as defined therein).

(c) “Transition Services Period” shall mean the period commencing on the Transition Date and continuing for such duration as requested by WEA, but not to extend beyond nine (9) months following the Transition Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Execution Date.

WARNER-ELEKTRA-ATLANTIC CORPORATION

By:	/s/ Paul Robinson

Name:	Paul Robinson

Title:	Vice President

Date:	November 16, 2010

CINRAM INTERNATIONAL INC.

By:	/s/ Steve Brown

Name:	Steve Brown

Title:	CEO

Date:	November 16, 2010

CINRAM MANUFACTURING LLC

By:	/s/ John H. Bell

Name:	John H. Bell

Title:	CFO

Date:	November 16, 2010

CINRAM DISTRIBUTION LLC

By:	/s/ John H. Bell

Name:	John H. Bell

Title:	CFO

Date:	November 16, 2010

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